Exhibit 99.5
ROBERT F.ORLICH
PRESIDENT
CHIEF EXECUTIVE OFFICER
June 12th, 2011
To Our Customers and Brokers
An Exciting New Chapter
I am pleased to introduce you to the merger we have agreed to with Allied World Assurance Company.
This transaction brings together a global specialty reinsurance network and a global specialty insurance network. Both companies have been built on the principles of empowering local staff to deliver value to our local clients, and supporting them with centralized systems and capital management. At Transatlantic we believe that providing every customer and broker with the best service, the best security and the best advice is the best way for us to earn the support and trust you place in us. We are delighted to have found partners in Allied World who look at the world in the same way. Together we are stronger, and better able to offer the range of services and products that you need...“I think this is the start of a beautiful friendship”.
We will continue to serve you from our expanded global network. You will benefit from our increased financial strength, improved capital flexibility, new areas of expertise and the collective talent of our teams.
You all know that this announcement marks the closing of one, rather eventful, chapter in our company’s history. As we emerged from AIG’s shadow, I said we would be stronger and better able to offer you an independent, alternative source for your risk transfer needs. This merger allows us to continue doing so.
On a final, personal note, it has been my great pleasure and honor to have served as Transatlantic’s CEO for almost 18 years. Now is the right time for me to begin a new chapter of my life. Upon completion of the transaction, we will have the right team in place to integrate the businesses and carry the new company forward into its exciting future. I know that you will show them the same support and commitment you have shown me. For that, I will always be grateful.
Yours ever
Bob

Additional Information about the Proposed Merger and Where to Find It
This communication relates to a proposed merger between Transatlantic and Allied World that will become the subject of a registration statement, which will include a joint proxy statement/prospectus, to be filed with the U.S. Securities and Exchange Commission (the “SEC”) that will provide full details of the proposed merger and the attendant benefits and risk. This communication is not a substitute for the joint proxy statement/prospectus or any other document that Transatlantic or Allied World may file with the SEC or send to their shareholders in connection with the proposed merger. Investors and security holders are urged to read the registration statement on Form S-4, including the definitive joint proxy statement/prospectus, and all other relevant documents filed with the SEC or sent to shareholders as they become available because they will contain important information about the proposed merger. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Transatlantic’s Investor Relations department at Transatlantic Holdings, Inc., 80 Pine Street, New York, New York 10005, or via e-mail at investor_relations@transre.com; or by contacting Allied World’s Corporate Secretary, attn.: Wesley D. Dupont, at Allied World Assurance Company Holdings, AG, Lindenstrasse 8, 6340 Baar, Zug, Switzerland, or via e-mail at secretary@awac.com. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.
Participants in the Solicitation
Transatlantic, Allied World and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed merger. Information about Transatlantic’s directors and executive officers is available in Transatlantic’s proxy statement dated April 8, 2011 for its 2011 Annual Meeting of Stockholders. Information about Allied World’s directors and executive officers is available in Allied World’s proxy statement dated March 17, 2011 for its 2011 Annual Meeting of Shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

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